Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of J.B. Hunt Transport Services, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jerry W. Walton, Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Date: October 31, 2008	/s/ Jerry W. Walton

Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer